UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Streamline Health Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2019

Dear Fellow Stockholder,

On behalf of the board of directors, I cordially invite you to attend the 2019 Annual Meeting of Stockholders of Streamline Health Solutions, Inc., which will be held at the offices of Troutman Sanders, LLP, 600 Peachtree Street, Suite 3000, Atlanta, Georgia 30308, on Wednesday, May 22, 2019, commencing at 9:30 a.m., Eastern Time.  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own.  To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

The Notice of Annual Meeting of Stockholders and Proxy Statement contain information about the official business of the Annual Meeting.  Whether or not you expect to attend, please vote your shares now.  Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person.  The Notice of Annual Meeting of Stockholders and Proxy Statement also are available at http://www.edocumentview.com/STRM.

Regards,

David W. Sides
President and Chief Executive Officer

STREAMLINE HEALTH SOLUTIONS, INC.
1175 Peachtree Street NE, 10th Floor
Atlanta, Georgia 30361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2019

To the Stockholders of Streamline Health Solutions, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. will be held on May 22, 2019, at 9:30 a.m., Eastern Time, at the offices of Troutman Sanders, LLP, 600 Peachtree Street, Suite 3000, Atlanta, Georgia 30308, for the following purposes:

1.              PROPOSAL 1—To elect the five candidates nominated by our board of directors to serve as directors until a successor is duly elected and qualified at the 2020 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation.

2.              PROPOSAL 2—To approve a non-binding advisory vote on the compensation of our named executive officers (“say-on-pay”).

3.              PROPOSAL 3—To approve, on a non-binding advisory basis, the option of every one year for the frequency of future advisory votes on executive compensation (“say-on-pay frequency”).

4.              PROPOSAL 4—To approve the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan.

5.              PROPOSAL 5—To ratify the appointment of the firm of Dixon Hughes Goodman LLP to serve as our independent registered public accounting firm for fiscal year 2019.

6.              To consider any and all other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 3, 2019 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors

Thomas J. Gibson
Senior Vice President and Chief Financial Officer

Atlanta, Georgia
April 22, 2019

A Proxy Statement and proxy card are included herewith. As a stockholder, you are urged to vote. See “General Information—Voting Methods” in the included Proxy Statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019.

Our Notice of Annual Meeting of Stockholders, Proxy Statement for the 2019 Annual Meeting of Stockholders and 2018 Annual Report to Stockholders are also available at http://www.edocumentview.com/STRM.

STREAMLINE HEALTH SOLUTIONS, INC.
1175 Peachtree Street NE, 10th Floor
Atlanta, Georgia 30361

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2019

GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the board of directors of Streamline Health Solutions, Inc., a Delaware corporation, for use at our 2019 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the offices of Troutman Sanders, LLP, 600 Peachtree Street, Suite 3000, Atlanta, Georgia 30308, at 9:30 a.m. Eastern Time, on Wednesday, May 22, 2019.

As used in this Proxy Statement, the terms “Streamline,” the “company,” “we,” “us,” and “our” refer to Streamline Health Solutions, Inc.  The term “common stock” means shares of our common stock, par value $.01 per share.  The term “preferred stock” means shares of our Series A 0% Convertible Preferred Stock, par value $.01 per share.

This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 23, 2019.  A copy of the 2018 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 22, 2019:

This Proxy Statement and the 2018 Annual Report to Stockholders are available at http://www.edocumentview.com/STRM.

Stockholders Entitled to Notice and to Vote

All holders of record of our common stock and our preferred stock at the close of business on April 3, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.  Our shares of common stock and preferred stock vote together as a single class.

At the close of business on the Record Date, we had 20,914,898 shares of common stock outstanding and entitled to vote and 2,895,464 shares of preferred stock outstanding and entitled to vote.  Holders of common stock are entitled to one vote for each share of our common stock held.  Holders of preferred stock are entitled to vote such shares on a modified converted basis with each holder of preferred stock entitled to such number of votes equal to the total number of shares of preferred stock held multiplied by 75%, rounded down to the nearest whole share.  Unless waived, holders of our preferred stock are subject to certain beneficial ownership limitations.  As of the Record Date, the holders of preferred stock were entitled to an aggregate of 2,171,598 votes.  Shares of our common stock and preferred stock may not be voted cumulatively.

Quorum

Our bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.  Shares that are voted FOR, AGAINST, WITHHELD, or ABSTAIN, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum.

Distinction between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered, with respect to those shares, the “stockholder of record.”  As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares.  As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting.  However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Methods

Stockholders of Record

By Mail. Registered stockholders may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage pre-paid envelope.  We strongly encourage you, however, to consider using the Internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card.  If you vote via the Internet or telephone, you do not need to mail your proxy card.

By Internet. Registered stockholders may vote on the Internet at http://www.envisionreports.com/STRM.  Please have your proxy card in hand when going online and follow the online instructions. Stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.  Internet voting for registered stockholders is available up until 1:00 a.m., Central Time, on May 22, 2019, the day of the Annual Meeting.  The Internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.  The control number can be found on the enclosed proxy card.

By Telephone. Registered stockholders also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up to 1:00 a.m., Central Time, on

May 22, 2019, the day of the Annual Meeting.  Please have your proxy card in hand when you call and then follow the instructions.  The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

By Attending the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may request a ballot when you arrive.  Alternatively, if you are a registered stockholder and attend the Annual Meeting, you may deliver your signed and dated proxy card in person.  You must present a valid photo identification for admission to the Annual Meeting.

Beneficial Owners

If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you.  Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date and have been granted a proxy by your bank, broker or nominee to vote the shares.  You also must present a valid photo identification for admission to the Annual Meeting.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of five directors for terms expiring at the 2020 Annual Meeting of Stockholders, (2) the approval of a non-binding advisory vote on the compensation of our named executive officers (“say-on-pay”), (3) the approval on a non-binding advisory basis of the option of every one year for the frequency of future advisory votes on executive compensation (“say-on-pay frequency”), (4) the approval of the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, (5) the ratification of Dixon Hughes Goodman LLP to serve as the company’s independent registered public accounting firm for fiscal year 2019, and (4) such other business as may properly come before the Annual Meeting.

With regard to Proposal 1 (Election of Directors), votes may be cast for the nominees or may be withheld.  All nominees are current directors.  The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, and the five nominees receiving the greatest number of votes will be elected.  Abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

With regard to Proposal 2 (“Say-on-Pay”), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal.  The approval of Proposal 2 requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions will have the same effect as a vote against this proposal.  Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.  The vote on Proposal 2 is a non-binding advisory vote.

With regard to Proposal 3 (“Say-on-Pay Frequency”), votes may be cast for every year, every two years or every three years, or stockholders may abstain from voting on Proposal 3.  The frequency alternative of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.  If none of the frequency alternatives receives a majority of votes cast, the Board will consider the frequency that receives the highest number of votes to be the frequency that has been selected by the stockholders.  Abstentions will have the same effect as a vote against this proposal.  Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.  The vote on Proposal 3 is a non-binding advisory vote.

With regard to Proposal 4 (Approval of the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 4 requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

With regard to Proposal 5 (Ratification of Dixon Hughes Goodman LLP), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal.  The approval of Proposal 5 requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions will have the same effect as a vote against this proposal.  Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and provide a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our board of directors.  Our board of directors recommends voting “FOR ALL NOMINEES” listed in Proposal 1, “FOR” Proposals 2, 4, and 5, and to hold future advisory votes on executive compensation every “ONE YEAR” for Proposal 3, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account.  Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The election of directors is not considered a “routine” matter as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to the election of directors. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to Proposal 1 (Election of Directors), Proposal 2 (“Say-on-Pay”), Proposal 3 (“Say-on-Pay Frequency”) or Proposal 4 (Approval of the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan). The ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm is considered a “routine matter,” and therefore, brokers will have the discretion to vote on this matter even if they do not receive voting instructions from the beneficial owner of the shares.

The persons identified as having the authority to vote the proxies granted by the proxy card will have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment.  The board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting.  If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you already have provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

We will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting the proxies we are seeking.  In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, and other employees in person, by telephone, or via facsimile.  Our directors, officers and other employees will receive no additional compensation for any such solicitations.  We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.  Your cooperation in voting promptly will help to avoid additional expense.

List of Stockholders

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, which are located at 1175 Peachtree St. NE, 10th Floor, Atlanta, Georgia 30361, on the date of our Annual Meeting, May 22, 2019, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors, each to hold office until a successor is duly elected and qualified at the 2020 Annual Meeting of Stockholders, or otherwise, or until any earlier resignation or removal.  All nominees standing for election are currently serving as members of our board of directors and have consented to continue to serve.  If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.  We are not aware of any nominee who will be unable or unwilling to serve as a director.

Candidates for director were identified and recommended for nomination by the Governance and Nominating Committee of our board of directors.  All members of the Governance and Nominating Committee are independent directors. The Governance and Nominating Committee and our board of directors have determined that a potential candidate to be nominated to serve as a director should have the following primary attributes:  high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and ownership of shares of our common stock to bring the perspective of a stockholder to the board of directors. The Governance and Nominating Committee and our board of directors believe that the composition of the board of directors as a whole should reflect diversified business experiences, education, knowledge of and skills relating to the healthcare and healthcare technology industries, sales and marketing, investment banking, accounting and finance, and knowledge of our operations. The Governance and Nominating Committee and the board of directors take all of these diversity factors into account when considering individual director candidates because we believe that these diversity factors can enhance the overall perspectives of our board of directors and of management.

To date, neither our board of directors nor the Governance and Nominating Committee has deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but have the authority to do so in the future.  Accordingly, no fees were paid to any such search firm in connection with the nominees for directors named in this Proxy Statement.  The Governance and Nominating Committee currently believes that the existing members of our board of directors and executive management have sufficient networks of business contacts to form the candidate pool from which nominees will be identified. Once a candidate is identified as a possible director nominee by the Governance and Nominating Committee, our board of directors (or as many members of the board of directors as feasible) will meet with such candidate. The Governance and Nominating Committee will then take any feedback that it receives from the board of directors regarding the possible director nominee and evaluate the candidate using the criteria outlined above. The Governance and Nominating Committee would evaluate a director candidate recommended by a stockholder using the same process described above.

Nominees for Election as Directors

The following five incumbent directors are being nominated by the board of directors for re-election to the board of directors:  Kenan H. Lucas, Jonathan R. Phillips, David W. Sides, Judith E. Starkey and Wyche T. “Tee” Green, III.  The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of Streamline for each director nominee are set forth below.

Wyche T. “Tee” Green, III, age 47, has served on our board of directors since August 2018 and served as Chairman of our board of directors since January 2019. Mr. Green has served as Chairman and Chief Executive Officer of Greenway Unlimited LLC, an investment company that he founded, since 2013. Mr. Green previously served as Executive Director of Greenway Health, f/k/a Greenway Medical Technologies, Inc., an electronic health record and practice management based in Carrollton, Georgia, which he co-founded, from 2001 to May 2018. Prior to forming Greenway Unlimited in September 2013, Mr. Green served as Chief Executive Officer of Greenway Health from 2010 to April 2016 and was responsible for leading the company’s strategic direction while managing the sales, marketing and business development teams. Mr. Green currently serves on the Board of Directors of Caravan Health, Wellbox Inc., and Mint Health. Mr. Green received a bachelor’s degree in business administration management from Auburn University. Mr. Green is well-qualified to serve on our board of directors. He brings his experience as a software executive, his knowledge of our industry and his ability to bring perspective to the Board.

Kenan H. Lucas, age 34, has served on our board of directors since January 2018. Mr. Lucas joined Harbert Management Corporation in August of 2014 where he currently serves as the Managing Director and Portfolio Manager of Harbert Discovery Fund, which invests in small, publicly traded companies. Mr. Lucas also serves on the board of directors of Qumu Corporation (Nasdaq: QUMU), a provider of tools to create, manage, secure, distribute, and measure the success of live and on demand video for the enterprise. Previously, Mr. Lucas worked at Swander Pace Capital, a middle-market private equity firm. At Swander Pace, he closed a number of acquisitions and re-financings, evaluated investment opportunities, and monitored portfolio companies, advising them on strategy, growth initiatives, acquisition opportunities, and corporate financing options. Prior to Swander Pace, Mr. Lucas was at Cowen and Company, a middle-market investment bank, where he advised companies on sell-side transactions and strategic alternatives. Mr. Lucas earned an MBA from the Darden School of Business at the University of Virginia, where he received the Faculty Award for Academic Excellence. Mr. Lucas has a BA in Economics, magna cum laude, from Vanderbilt University. Mr. Lucas’s investment management experience allows him to provide our board of directors with valuable insights and analysis in equity capital markets, evaluating financing options, assessing corporate strategy, and considering other strategic alternatives. He also contributes to the Board through his perspective as one of the company’s largest shareholders.

Jonathan R. Phillips, age 46, has served on our board of directors since May 2005 and previously served as Chairman of our board of directors from May 2009 to January 2019. Mr. Phillips has served as Managing Director and Head of Private Equity at First Trust Portfolios, a diversified asset management firm headquartered in Wheaton, Illinois, since November 2016. Mr. Phillips is also the founder and Managing Partner of First Health Capital Partners, LLC, a healthcare technology and services investment firm founded in January 2016. In 2005, Mr. Phillips founded Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies, and served as its Managing Director until November 2016. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, an investment banking firm. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting. From 2007 until immediately prior to its acquisition by Merge Healthcare Incorporated (Nasdaq: MRGE) in 2011, Mr. Phillips was a director of Ophthalmic Imaging Systems, Inc., a public company that provided software and technology for ophthalmology practices, where he served on the audit, compensation, and nominating committees and chaired the special committee. Mr. Phillips also serves as a director for several private companies. Mr. Phillips currently serves on the Board of Visitors of DePauw University, on the Rush University Medical Center Associates board, and on the nonprofit board of the Ray Graham Association, where he is a member of the finance committee. Mr. Phillips is a securities principal having completed the Series 24, 7 and 63 exams. Mr. Phillips earned his MBA in Finance, Marketing and Health Services Management from the J. L. Kellogg School of Management, Northwestern University, and his BA in Economics and Management from DePauw University. Mr. Phillips is well-qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors as a private equity investor managing a portfolio of over 40 companies, including 18 healthcare companies. During his career, Mr. Phillips has completed over 115 transactions involving healthcare companies, which transactions had an aggregate value of over $2 billion. He also has completed over 40 strategic advisory engagements for healthcare technology and services companies. These experiences within the healthcare sector allow Mr. Phillips to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

David W. Sides, age 48, has served as President, Chief Executive Officer and a member of the company’s board of directors since January 2015. From September 2014 until he was appointed to his current positions, Mr. Sides served as Executive Vice President and Chief Operating Officer of the company. Mr. Sides served as Chief Executive Officer of iMDsoft from July 2012 to March 2014. While with iMDsoft, a global leader of high-end clinical information systems, Mr. Sides led the company’s transformation following the acquisition of the company by a private equity firm. From 1995 to 2012, Mr. Sides held a number of successive positions at Cerner Corporation, a global supplier of health care information technology solutions, services, devices and hardware, culminating in serving as Senior Vice President of Worldwide Consulting. In that position, he led professional services in 24 countries worldwide. From March 2014 to September 2014, Mr. Sides was an independent consultant. Mr. Sides currently serves on the Board of Directors of EMIS Group PLC, a major provider of healthcare software, information technology and related services in the United Kingdom. Mr. Sides has a B.A. in biophysics from the University of California, Berkeley as well as master’s of both health administration and business administration from the University of Missouri, Columbia. Mr. Sides is a Fellow of the American College of Healthcare Executives. Mr. Sides’ service as our President and Chief Executive Officer, as well as his extensive experience in the healthcare information technology industry, qualifies him to be an effective member of our board of directors. This experience provides the board with valuable insight into our industry and business strategy.

Judith E. Starkey, age 70, has served on our board of directors since September 2014. Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates, which she launched in 1986 and was acquired by Emdeon in 2010. Chamberlin Edmonds, now Change Healthcare, is a leading provider of patient eligibility and enrollment services to hospitals, government agencies and managed care organizations. Since 2010, Ms. Starkey has been a self-employed entrepreneur, speaker and author. Ms. Starkey began her career in health service management, medical cost control and government systems with the Social Security Administration. While employed by the government, Ms. Starkey designed a management system that enabled states to comply with federal and state regulations. She also designed and implemented a process that reduced the cost of administering the Social Security Disability Insurance Benefits program by several million dollars. Ms. Starkey is an oft-honored expert in her field and is an advanced member of the Healthcare Financial Management Association, has delivered Congressional testimony and presents at national/state forums of healthcare professionals.  She currently serves on the board of The Johns Hopkins Berman Institute of Bioethics. Ms. Starkey received her BS degree in Psychology from Spring Hill College and her MS in Psychology from Georgia State University. Ms. Starkey’s experience as an entrepreneur and executive in the healthcare information technology industry provides our board with important insight in growing and managing our business. Further, her experience in government provides the board with an important understanding of the regulatory environment for our company.

The board of directors recommends a vote “FOR ALL” nominees listed above.

PROPOSAL 2—ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Stockholders

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of Streamline Health Solutions, Inc. hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure under “Executive Compensation.”

References in this Proxy Statement to “named executive officers” refer to David W. Sides, Thomas J. Gibson, and Randolph W. Salisbury.  For information regarding the compensation of our named executive officers, see “Compensation Discussion and Analysis” and “Executive Compensation.”

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the

Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”).  As discussed in “Compensation Discussion and Analysis—Overview of Streamline’s Executive Compensation,” the Compensation Committee’s compensation objectives are to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities; align the interests of our executive officers with the long-term interests of the company’s stockholders through the grant of equity incentive awards; and provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention.  The Compensation Committee has determined that the compensation structure for our named executive officers is effective and appropriate.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Our board of directors recommends a vote “FOR” the advisory vote on the compensation of the named executive officers as set forth in this Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposed Advisory Resolution of Stockholders

As required by Section 14A of the Exchange Act, we are seeking the input of our stockholders on the frequency with which we will hold a non-binding advisory vote on the compensation of our named executive officers. Stockholders will be able to specify one of four choices on this proposal on the proxy card as their recommendation: every one year, two years, or three years, or to abstain.

The frequency—every one year, two years, or three years—receiving the greatest number of votes cast shall be deemed the recommendation of the stockholders for the frequency of future advisory votes on executive compensation.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the frequency with which we will hold a non-binding advisory vote on the compensation of our named executive officers.  After careful consideration, our board of directors has recommended that future advisory votes on executive compensation occur every year. Our Board believes that an advisory vote every year is most appropriate for our company. This interval gives stockholders the opportunity to react promptly to emerging trends in compensation and our board and Compensation Committee the opportunity to evaluate and implement compensation decisions in light of such feedback from our stockholders. By holding such a vote every year, stockholders will be able to determine whether our board and Compensation Committee have implemented any appropriate changes in response to stockholder input.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board and the

Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

Our board of directors recommends a vote to hold future advisory votes on executive compensation every “ONE YEAR”.

PROPOSAL 4—APPROVAL OF THE STREAMLINE HEALTH SOLUTIONS, INC. THIRD AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

General Information

On April 3, 2013, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, which we refer to as the “Original 2013 Plan” in this Proxy Statement. On March 28, 2014, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan. On April 12, 2017, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Second Amended and Restated 2013 Stock Incentive Plan, which we refer to as the “Second Amended 2013 Plan” in this Proxy Statement.

Upon the recommendation of our Compensation Committee, on March 15, 2019, our board of directors approved, and recommends that our stockholders approve, the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, which we refer to as the “Third Amended 2013 Plan” in this Proxy Statement. The Third Amended 2013 Plan (i) increases the number of shares of common stock available for issuance under the plan by 1,000,000 shares, (ii) changes certain share limitations under the plan, (iii) extends its expiration date, and (iv) includes changes related to the revisions to Section 162(m) under the Tax Cuts and Jobs Act of 2017.

In addition, the Third Amended 2013 Plan includes a few minor technical changes from the Second Amended 2013 Plan. The Third Amended 2013 Plan is summarized below and the full text of the Third Amended 2013 Plan is attached to this Proxy Statement as Appendix A. If our stockholders do not approve the Third Amended 2013 Plan, the Second Amended 2013 Plan will remain in effect in accordance with its terms.

The discussion that follows is qualified in all respects by reference to the terms of the Third Amended 2013 Plan. Stockholders should refer to the Third Amended 2013 Plan for more complete and detailed information about the terms of the Third Amended 2013 Plan. Our board of directors believes that our equity compensation program allows us to attract, motivate, and retain employees, non-employee directors and independent contractors capable of achieving consistently superior business results. Our board of directors also believes that the Third Amended 2013 Plan effectively will align the interests of plan participants with those of our stockholders by linking a portion of their compensation directly to increases in stockholder value. We have a history of linking pay to our long-term stock performance for a broad group of employees and non-employee directors and select independent contractors. Approval of the Third Amended 2013 Plan should provide us with the flexibility we need to continue to use equity compensation to attract, retain, and motivate talented employees, non-employee directors and independent contractors who are important to our long-term growth and success.

On April 3, 2019, the closing sales price of our common stock as reported on Nasdaq was $1.05 per share.

“Best Practices” Integrated Into Our Equity Compensation Program and the Third Amended 2013 Plan

Our compensation practices include a number of features that our board believes reflect responsible compensation and governance practices and promote the interests of our stockholders. Approval of the Third Amended 2013 Plan will position us to continue these “best practices,” including the following:

•                  Limitation on Shares Issued.  Assuming stockholder approval of the Third Amended 2013 Plan, 1,000,000 total new shares of common stock will be authorized for issuance under the Third Amended 2013 Plan, plus the number of shares remaining available for issuance with respect to the aggregate of the 2,300,000 shares of common stock previously authorized for issuance under the Second Amended 2013 Plan, the number of shares remaining available for issuance under the 2005 Incentive Compensation Plan (the “2005 Plan”) at the time the Original 2013 Plan originally became effective, and any shares subject to awards that are forfeited under the Second Amended 2013 Plan or the 2005 Plan without issuance of the underlying shares (and further subject to adjustment for anti-dilution purposes as the result of transactions and similar events).

•                  Limits on Awards. The Third Amended 2013 Plan also imposes limitations on the number of awards that can be granted to any participant in any 12-month period. See “—Share Limitations,” below.

•                  Conservative Share Counting Provisions/No Liberal Share Recycling.  Shares tendered or withheld in payment of an option price or to satisfy tax withholding obligations with respect to any award will not be added back for reuse under the Third Amended 2013 Plan.

•                  No Discounted Stock Options or SARs and Limit on Option and SAR Terms.  Stock options and stock appreciation rights (SARs) must have an exercise price or base price, as applicable, equal to or greater than the fair market value of our common stock on the date of grant (which is generally defined to be the closing sale price on the date of grant). In addition, the term of an option or SAR is limited to ten years (five years for certain options and related SARs).

•                  No Annual “Evergreen” Provision.  The Third Amended 2013 Plan requires stockholder approval of any additional authorization of shares, rather than permitting an annual or other replenishment of shares under a plan “evergreen” provision. Stockholders must approve any additional increases in authorized shares under the Third Amended 2013 Plan (other than adjustments for anti-dilution purposes as the result of transactions and similar events).

•                  No Stock Option or SAR Repricings Without Stockholder Approval.  The Third Amended 2013 Plan prohibits the repricing of stock options and SARs without the approval of stockholders. This Third Amended 2013 Plan provision applies to (a) direct repricings (lowering the exercise price of an option or the base price of a SAR), (b) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (c) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

•                  Limited Transferability.  In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by our board of directors or our Compensation Committee.

•                  Vesting and Award Practices.  A minimum vesting period generally applies to employee awards under the Third Amended 2013 Plan. Awards granted to employees under the Third Amended 2013 Plan generally will be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period), or one year if the vesting is based on performance criteria other than solely continued service (subject to certain exceptions for 10% of the number of shares authorized for issuance under the Third Amended 2013 Plan and other stock-based awards, as outlined in the Third Amended 2013 Plan).

•                  No Liberal Change of Control Provisions.  The Third Amended 2013 Plan includes non-liberal “change of control” triggers such as requiring a change in beneficial ownership of 51% or more of our voting stock or consummation (rather than stockholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. In addition, the Third Amended 2013 Plan generally provides that, unless an award agreement provides otherwise, awards will vest upon a change of control only if a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control.

•                  Forfeiture and Recoupment.  The Third Amended 2013 Plan authorizes our Compensation Committee or our board of directors to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

•                  Independent Committee.  The Third Amended 2013 Plan will be administered by our Compensation Committee. All members of our Compensation Committee qualify as “independent” under Nasdaq listing standards, as “non-employee directors” under Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•                  No Dividends or Dividend Equivalents on Unearned Performance Awards.  Under the Third Amended 2013 Plan, dividends and dividend equivalents on performance-based awards may only be paid if and to the extent the award has vested or been earned or become payable.

•                  No Tax Gross-Ups.  The Third Amended 2013 Plan does not provide for any tax gross-ups.

•                  Efficient Use of Equity.  We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

Share Limitations

The maximum number of shares that we may issue pursuant to awards granted under the Third Amended 2013 Plan may not exceed the sum of (a) 3,300,000 shares (the 2,300,000 shares of common stock authorized under the Second Amended 2013 Plan plus the 1,000,000 new shares of common stock to be added subject to stockholder approval), plus (b) any shares (i) remaining available for issuance under the 2005 Plan at the time the Original 2013 Plan became effective and (ii) subject to an award granted under the 2005 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without issuance of the shares.

In addition, under the Third Amended 2013 Plan, in any 12-month period, (a) no participant may be granted options and SARs that are not related to an option for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (b) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award).

The following are not included in calculating the Third Amended 2013 Plan share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards that are settled in cash, and (c) any shares subject to an award under the Third Amended 2013 Plan or the 2005 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason without issuance of the underlying shares. In addition, (i) shares issued under the Third Amended 2013 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving us acquiring another entity will not reduce the maximum number of shares of common stock available for delivery under the Third Amended 2013 Plan, and (ii) available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Third Amended 2013 Plan (subject in each case to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Third Amended 2013 Plan. Shares withheld or applied as payment in connection with the exercise of an award or the withholding or payment of taxes related to an award or separately surrendered by the Participant for any such purpose will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Third Amended 2013 Plan and shall not again be treated as available for grant.

The number of shares reserved for issuance under the Third Amended 2013 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, stock split, stock dividend or similar event).

As of April 3, 2019, the maximum aggregate number of shares available for future grants under the Second Amended 2013 Plan, which is our only currently effective equity incentive plan, was 104,284 shares. In addition, at that time, there were 1,028,615 shares subject to unvested outstanding full value awards under either of the Second Amended 2013 Plan or the 2005 Plan, and there were 817,875 shares and 1,318,684 shares subject to outstanding options under those respective plans. The weighted average exercise price of these options was $1.95 and the weighted average remaining term was 1 year or less.

Inclusive of the shares authorized under the Third Amended 2013 Plan and the outstanding awards that may be paid out in the future under the Third Amended 2013 Plan and the 2005 Plan and assuming the conversion or exercise of all other derivative securities, the total stockholder dilution of our stockholder-approved equity compensation plans is approximately 22.5%. In determining the maximum number of shares reserved for issuance under the Third Amended 2013 Plan, our board of directors balanced the need for flexibility to continue to use equity compensation to attract, retain, and motivate talented employees, non-employee directors, and independent contractors with the potential expense and delay incident to obtaining future stockholder approval for equity compensation plans and the dilutive impact of such awards to our stockholders.

Burn Rate Commitment

In connection with the adoption of the Third Amended 2013 Plan, we commit, for fiscal year 2019 to cap our annual burn rate at 15%.

In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted under the Third Amended 2013 Plan in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted, (i) awards of stock options and stock appreciation rights count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards count as 1.5 shares.

This burn rate commitment will not apply to awards that are assumed or substituted in future acquisitions.

Purpose and Eligibility; Term

The purposes of the Third Amended 2013 Plan are to encourage and enable selected employees, non-employee directors, and certain of our independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with our interests and the interests of our stockholders, and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. If approved by the stockholders, the effective date of the Third Amended 2013 Plan will be May 22, 2019, and awards can be granted under the Second Amended 2013 Plan until then, and under the Third Amended 2013 Plan after stockholder approval and until May 22, 2029 or the Third Amended 2013 Plan’s earlier termination by our board of directors or the issuance of all available shares. If not approved by the stockholders, the Second Amended 2013 Plan, as in effect prior to the amendment and restatement, will continue in accordance with its terms, and no awards may be granted with respect to the 1,000,000 new shares of common stock that were to be available because of the amendment and restatement of the plan. Awards may be granted to employees, non-employee directors, and our independent contractors in the discretion of the Administrator (as defined below under “—Administration; Amendment and Termination”). As of April 3, 2019, there were five members of the board of directors and approximately 124 employees, non-employee directors and independent contractors who would potentially be eligible to receive awards under the Third Amended 2013 Plan, subject to being selected by the Compensation Committee, as described above. Since each non-employee director and executive officer is eligible to participate in the Third Amended 2013 Plan, each may be deemed to have a substantial interest in the outcome of this Proposal 4.

The Third Amended 2013 Plan’s purposes will be carried out by the granting of awards to selected participants. The types of awards authorized under the Third Amended 2013 Plan include options in the form of incentive options and/or nonqualified options, SARs in the form of freestanding SARs and/or SARs related to other awards, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards, other stock-based awards, and dividend equivalent awards. We discuss the material terms of each type of award below.

Administration; Amendment and Termination

The Third Amended 2013 Plan provides that the plan will be administered by our Compensation Committee unless our board of directors elects to administer the Third Amended 2013 Plan in whole or in part. As a matter of practice, the Compensation Committee will administer the Third Amended 2013 Plan, subject to oversight from our board of directors, particularly of the plan’s non-employee director equity compensation component. Each member of the Compensation Committee is “independent” under Nasdaq listing standards and a “non-employee director” under Rule 16b-3 adopted under the Exchange Act. Our board of directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the Third Amended 2013 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions, and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the Third Amended 2013 Plan; (c) establish, amend, and rescind rules and regulations for the administration of the Third Amended 2013 Plan; and (d) construe and interpret the Third Amended 2013 Plan, awards, and award agreements made under the Third Amended 2013 Plan, interpret rules and regulations for administering the Third Amended 2013 Plan, and make all other determinations deemed necessary or advisable for administering the Third Amended 2013 Plan. In certain circumstances, the Administrator may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 under the Exchange Act.

The Third Amended 2013 Plan may be amended or terminated at any time by our board of directors, and awards under the Third Amended 2013 Plan may be amended or terminated at any time by our board of directors or the Compensation Committee, in each case subject to the following: (a) stockholder approval is required of any Third Amended 2013 Plan amendment if approval is required by applicable law, rule, or regulation or any tax or regulatory requirement applicable to the Third Amended 2013 Plan; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Third Amended 2013 Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

Vesting

The Administrator determines the exercise and vesting schedule and other terms and conditions of awards, subject to certain minimum vesting restrictions for employee awards. Awards granted to an employee under the Third Amended 2013 Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than solely continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of a participant’s death, disability, or retirement, or, as set forth in the Third Amended 2013 Plan, upon the occurrence of a change of control of the company; (ii) the Administrator may provide for the grant of an award without a minimum vesting period or may accelerate the vesting of all or a portion of an award for any reason, but only with respect to awards for no more than an aggregate of 10% of the total number of shares of common stock authorized for issuance under the Third Amended 2013 Plan, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of awards that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, awards that are granted as an inducement to become our employee, or to replace forfeited awards from a former employer, or awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant other stock-based awards under the Third Amended 2013 Plan without minimum vesting requirements.

Awards

A summary of the material terms of the types of awards authorized under the Third Amended 2013 Plan is provided below.

Options

The Third Amended 2013 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees and those of our subsidiaries. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price must be paid in the form of cash or cash equivalent. In addition, except where prohibited by the Administrator or applicable laws, rules, and regulations, payment also may be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to us and delivery to a broker of written notice of exercise and irrevocable instructions to deliver promptly to us the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. Subject to the minimum vesting restrictions for employees, the Administrator will determine the terms and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed ten years (or five years with respect to incentive stock options granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

Stock Appreciation Rights

Under the terms of the Third Amended 2013 Plan, stock appreciation rights (referred to as SARs) may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of a SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of a SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted or the exercise price of an option for a related SAR (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

Subject to the minimum vesting restrictions for employees, SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. A SAR may not be exercised more than ten years after it was granted (or five years for SARs granted with respect to a related incentive stock option to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

Restricted Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms, and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the Third Amended 2013 Plan and the discretion of the Administrator.

Subject to the minimum vesting restrictions for employees, the Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards. These performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Performance Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value of a share of common stock (as determined in accordance with the Third Amended 2013 Plan). An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant.

Subject to the minimum vesting restrictions for employees, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms, and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

Subject to the terms of the Third Amended 2013 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the Third Amended 2013 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards

The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary, or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Third Amended 2013 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Dividends and Dividend Equivalent Rights

The Administrator may provide that awards granted under the Third Amended 2013 Plan (other than options and SARs) earn dividends or dividend equivalent rights; provided, however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned and payable. We may pay such dividends or dividend equivalent rights currently or credit such dividends or dividend equivalent rights to a participant’s account, subject to the foregoing restrictions on unearned or unvested performance-based awards and such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalent rights to be subject to Section 409A of the Internal Revenue Code, as amended, (“Code”) or will otherwise be structured so that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

Under the terms of the Third Amended 2013 Plan, unless an individual award agreement provides otherwise, in the event of a change of control an award will become vested (and, in the case of options and SARs, exercisable) in full if the employment or service of the participant is terminated within six months before the effective date of a change of control (in which case vesting shall not occur until the effective date of the change of control) or one year after the effective date of a change of control (or such other period of time as may be stated in a change in control or similar agreement) if such termination of employment or service (a) is initiated by us not for cause or (b) is initiated by the participant for good reason. In the event of a change of control, the Administrator will have the authority to take a variety of actions regarding outstanding awards. Within a certain time frame and under specific conditions, the Administrator may:

•                  require all outstanding awards to be exercised by a certain date;

•                  require the surrender of outstanding awards in exchange for a stock or cash payment equal to the per share change of control value of the shares covered by the award less, if any, the exercise price or base value of the award;

•                  make equitable adjustments to outstanding awards to reflect the change of control; and/or

•                  provide for replacement of outstanding awards with awards in the successor to the company.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, SARs, performance awards, phantom stock awards, and other stock-based awards generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge, or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

As noted above, the Third Amended 2013 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance Measures

For any award granted under the Third Amended 2013 Plan subject to performance-based vesting, exercisability or other conditions, the Administrator will determine the performance period during which a performance goal must be met. The performance period will generally be at least one year, subject to applicable provisions of the Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Administrator. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

If shareholders approve this proposal, then under the Third Amended 2013 Plan, at the Administrator’s discretion, the performance measures for any performance period are limited to one or more of the following: (a) revenues or sales; (b) gross margins; (c) earnings per share; (d) net bookings; (e) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (f) operating income; (g) return on stockholders’ equity; (h) expense management; (i) operating margins; (j) cash flow or free cash flow; (k) return on assets; and (l) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices, and/or execution of pre-approved corporate strategy.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Third Amended 2013 Plan. This summary is based on U.S. federal income tax laws and regulation in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws.  In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of a participant’s death.

Incentive Options

Incentive options granted under the Third Amended 2013 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of the shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of the participant’s death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant on premature disposition of the shares.

Pursuant to the Code and the terms of the Third Amended 2013 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by us with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Third Amended 2013 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options

The grant of the nonqualified option should not result in taxable income to a participant or a tax deduction to us. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights

The grant of a SAR should not result in taxable income to a participant or a tax deduction to us. Upon exercise, the amount of cash and the fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and we will generally receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.  If the participant receives common stock upon the exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Restricted Stock Awards

The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation; provided, however, in the case of restricted stock issued, at the beginning of the restriction period, the participant may elect, under Code Section 83(b) within 30 days of the grant of the restricted stock, to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. Thereafter, if the shares are forfeited before they have vested, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Code Section 83(b) election.  With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long-term or short-term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Code Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and we will generally be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by us. If, however, the participant makes a Code Section 83(b) election , the dividends will be taxable as ordinary income to the participant but will not be deductible by the company.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents

The grant of a restricted stock unit, performance award, phantom stock award, other stock-based award (subject to vesting conditions) or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to us. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash and the fair market value of any common stock that is received in settlement of the award. We are entitled to a tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Section 409A

Code Section 409A imposes certain requirements on nonqualified deferred compensation, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Code Section 409A imposes restriction on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are “specified employees”, Code Section 409A requires that such individual’s distribution commence no earlier than six months after the individual’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the Third Amended 2013 Plan are excluded from non-qualified deferred compensation to which Code Section 409A applies. These excluded awards are stock options under which shares of our common stock are issued, stock appreciation rights under which shares of our common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting and performance units that are paid at or shortly after vesting. Depending on their specific terms, other awards under the Third Amended 2013 Plan may be treated as non-qualified deferred compensation to which Code Section 409A applies, and in such case it is generally our intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Code Section 409A.

If Code Section 409A applies to any award granted under the Third Amended 2013 Plan, and the award does not, when considered together with the Third Amended 2013 Plan, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and also may be subject to premium interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant nor are we responsible for the participant’s tax consequences in connection with an award, including those under Code Section 409A.

The foregoing is only a summary of the effect of federal income taxation upon us and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

No awards will be granted under the Third Amended 2013 Plan with respect to the additional 1,000,000 new shares of common stock that are being added to the plan as a result of the amendment and restatement, unless it is approved by our stockholders. If our stockholders approve the Third Amended 2013 Plan, neither the selection of individuals who will receive awards under the Third Amended 2013 Plan nor the amount of any such awards are yet determinable. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants. For details on awards granted under the 2005 Plan and the 2013 Plan in fiscal year 2018 to our named executive officers and directors, see the Summary Compensation Table under “Executive Compensation—Summary Compensation” and the Director Compensation in 2018 table under “Director Compensation.”

Our board of directors believes that approval of the Third Amended 2013 Plan is in our company’s best interest in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. Our board of directors believes that substantial equity ownership encourages management to take actions favorable to our long-term interests and those of our stockholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our executive officers. In addition, we grant unvested equity-based awards to most of our newly-hired, full-time employees, and our non-employee directors, and our non-employee directors and many employees are periodically eligible thereafter for additional equity awards. Our board of directors believes that stockholder approval of the Third Amended 2013 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

Our board of directors recommends a vote “FOR” approval of the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan as set forth in this Proposal 4.

PROPOSAL 5—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of Dixon Hughes Goodman LLP (“DHG”) to serve as our independent registered public accounting firm for fiscal year 2019.  Action by our stockholders is not required by law in the appointment of an independent registered public accounting firm, but the appointment is submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors.  If the resolution ratifying our selection of DHG as our independent registered public accounting firm is rejected by our stockholders, then the Audit Committee will reconsider its choice of independent auditors.  Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

The audit committee approved the engagement of DHG as our independent registered public accounting firm on April 18, 2019, to be effective immediately after the filing of our Annual Report on Form 10-K, which occurred on April 22, 2019. Prior to the engagement of DHG, RSM US LLP (“RSM”) served as our independent registered public accounting firm. See “Independent Registered Public Accounting Firm—Change in Independent Registered Public Accounting Firm” below for more information on our change in independent registered public accounting firms.

Our board of directors recommends a vote “FOR” ratification of the appointment of DHG as our independent registered public accounting firm for fiscal year 2019.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interest of our company and our stockholders.  We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”).  Set forth below is information regarding the meetings of the board of directors during fiscal 2018, a description of the board’s standing committees and additional information about our corporate governance policies and procedures.

Board of Directors Meetings and Committees

The board of directors met twelve (12) times during fiscal year 2018.  Standing committees of the board of directors currently include the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

All nominees for election as directors at the Annual Meeting were unanimously recommended by the Governance and Nominating Committee and unanimously nominated by the current board of directors, including all of the independent directors.  Under our bylaws, director nominations may be brought at an Annual Meeting of Stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the bylaws as in effect from time to time.  For this Annual Meeting, we received no director nominations from stockholders.  For additional information, see “Stockholder Proposals for 2020 Annual Meeting of Stockholders.”

Our board of directors has determined that Messrs. Green, Lucas, Phillips and Ms. Starkey are all “Independent Directors” in accordance with the standards set forth in Item 407(a)(1)(i) of Regulation S-K and in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

There are no family relationships among any of the above named directors or nominees for director or among any of the directors or nominees for director and any of our executive officers.

In fiscal year 2018, each incumbent director attended at least 75% of the aggregate number of meetings of our board of directors and of the committees of the board of directors on which he or she served.

Our board of directors has separated the positions of the Chairman of the Board and of the Chief Executive Officer.  Our board of directors believes that this separation allows the Chief Executive Officer to focus his attention on the day-to-day operation of the business and leadership of the management team. The board of directors further believes that having an independent Chairman of the Board provides better accountability between the board of directors and our management team, and facilitates discussions among our directors, formally and informally.  As Chairman of the Board, Mr. Green is responsible for setting the board of directors’ meeting agendas in consultation with the Chief Executive Officer and the other directors, and presides over meetings of our board of directors and stockholders.  Our directors believe that this structure provides strong leadership for our board of directors, while maintaining the Chief Executive Officer as our leader in the eyes of customers, employees and stockholders.

The Audit Committee

The Audit Committee is comprised entirely of independent directors.  Messrs. Phillips (Committee Chairman), Green and Lucas are presently the members of the Audit Committee.  The Audit Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors. The Audit Committee met separately as a committee four (4) times during fiscal year 2018. The Audit Committee, along with management, met separately or as part of the entire board of directors to review each of our quarterly and annual financial statements filed on Form 10-Q or Form 10-K prior to the filing of those reports with the SEC. The Audit Committee Chairman separately discusses our financial reports with the auditors on a regular basis. The Audit Committee’s functions include the engagement of our independent registered public accounting firm, review of the results of the audit engagement and our financial results, review of our financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors’ independence, review of the effectiveness of our internal controls and similar functions, and approval of all auditing and non-auditing services performed by our independent registered public accounting firm. The board of directors has determined that Mr. Green is an audit committee financial expert.

The Compensation Committee

The Compensation Committee is comprised entirely of independent directors. Ms. Starkey (Committee Chairwoman), Mr. Lucas and Mr. Phillips are presently the members of the Compensation Committee. Our board of directors adopted a formal written charter for the Compensation Committee, which is available through our website at http://www.streamlinehealth.net/investors, in January 2013 and amended it in March 2014. The Compensation Committee met two (2) times during fiscal year 2018. The Compensation Committee reviews the performance of, and establishes the salaries and all other compensation of our executive officers. The Compensation Committee also administers the Amended and Restated 1996 Associate Stock Purchase Plan (the “ESPP”) and the Second Amended 2013 Plan, and is responsible for grants of equity awards under the Second Amended 2013 Plan.

The Governance and Nominating Committee

The Governance and Nominating Committee is comprised entirely of independent directors. Mr. Green (Committee Chairman), Mr. Phillips and Ms. Starkey are presently the members of the Governance and Nominating Committee. The purposes of the Governance and Nominating Committee are to assist the board of directors in complying with and overseeing our Code of Business Conduct and Ethics (the “Code of Conduct”), to review and consider developments in corporate governance practices, to identify and recommend individuals to the board of directors for nomination as members of our board of directors and its committees, and to develop and oversee the process for nominating board members. The Governance and Nominating Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors. The Governance and Nominating Committee met three (3) times during fiscal year 2018.

The Governance and Nominating Committee has established procedures through which confidential complaints may be made by employees directly to the Chairman of the Governance and Nominating Committee regarding:  illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in our filings with the SEC; violations of our Code of Conduct; or any other matters relating to questionable actions taken by our employees, officers or directors.

The Governance and Nominating Committee also has established a review process for all members of our board of directors. In this process, all members perform a self-review and assessment of their own performance as a director and also review and provide constructive feedback of all the other directors. The Governance and Nominating Committee oversees a similar 360 degree review process for our Chief Executive Officer where he is reviewed by himself, by the other directors, and by his direct management reports.

Corporate Governance Policies

Communications with the Board of Directors

We encourage stockholder communication with the board.  Any stockholder who wishes to communicate with the board or with any particular director, including any independent director, may send a letter addressed to the Corporate Secretary at Streamline Health Solutions, Inc., 1175 Peachtree St. NE, 10th Floor, Atlanta, GA 30361. Communications should indicate that you are a company stockholder and clearly specify whether it is intended to be delivered to the entire board or to one or more particular directors(s). All communications to directors will be transmitted promptly without any editing or screening by the Corporate Secretary.

Code of Conduct

The board of directors adopted our Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and any person performing similar functions), and employees.  Our Code of Conduct is available through our website at http://www.streamlinehealth.net/investors.

Director Attendance at Annual Meetings of Stockholders

We have not implemented a formal policy regarding director attendance at the Annual Meeting of Stockholders. Typically, our board of directors holds its annual organizational meeting directly following the Annual Meeting of Stockholders, which results in most directors attending the Annual Meeting of

Stockholders. All of our then-serving directors attended the 2018 Annual Meeting of Stockholders in person, other than Mr. Green and Ms. Starkey, who attended the 2018 Annual Meeting of Stockholders telephonically, and we currently expect all directors standing for re-election to attend the Annual Meeting.

Risk Management

Our management is responsible for day-to-day risk management of the company.  Management reports to the board of directors on the material risks the company faces when management determines that the company’s risk profile materially changes.  The board of directors uses management’s reports to evaluate the company’s exposure to risks in light of the company’s business plan and growth strategies.  The board of directors primarily focuses on risks in the areas of operations, liquidity and compliance, which the board of directors believes are the areas most likely to have a potential impact on the company in a material way.

Executive Sessions of Independent Directors

Our board of directors has scheduled regular executive sessions of our independent directors.  At executive sessions, our independent directors meet without management or any non-independent directors present.  The board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the board, as a whole. Mr. Green, as the independent Chairman of the Board, presides over these executive sessions.

No Executive Loans

We do not extend loans to executive officers or directors, and we have no such loans outstanding.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date (April 3, 2019) by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and each nominee for director; (iii) each named executive officer; and (iv) all directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the conversion of preferred stock or the exercise of options, warrants or other purchase rights. Shares of common stock subject to preferred stock that is currently convertible or convertible within 60 days of the Record Date and options or other rights to purchase that are currently exercisable or are exercisable within 60 days of the Record Date (including shares subject to restrictions that lapse within 60 days of the Record Date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such preferred stock, options or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 20,914,898 shares of common stock outstanding as of the Record Date. None of our directors or executive officers beneficially owns any shares of our preferred stock.  An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned
Five Percent Stockholders

Tamarack Advisers, LP(1)	1,950,000	9.32%

Harbert Discovery Fund, LP(2)	1,841,637	8.81%

Niraj Gupta(3)	1,769,890	8.46%

Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack(4)	1,760,297	8.42%

Noro-Moseley Partners VI, L.P.(5)	1,633,333	7.81%

David W. Sides(6)	1,454,318	6.77%

Great Point Partners, LLC(7)	1,231,695	5.89%

Directors and Executive Officers

David A. Driscoll(8)	75,000	*

Thomas J. Gibson(9)	175,000	*

Wyche T. “Tee” Green, III(10)	77,778	*

Kenan H. Lucas(11)	1,841,637	8.81%

Jonathan R. Phillips(12)	736,354	3.52%

Randolph W. Salisbury(13)	487,633	2.30%

David W. Sides(6)	1,454,318	6.77%

Judith E. Starkey(14)	231,237	1.11%

All current directors and executive officers as a group (8 persons)(15)	5,078,957	24.28%

(1)                                 Based on the Schedule 13G/A filed with the SEC on February 15, 2019. Tamarack Advisers, LP (“Tamarack Advisers”) is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to certain persons.  Each person for whom Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements.  Tamarack Capital GP, LLC (“Tamarack Capital”) is deemed to be the beneficial owner of such shares because of its position of general partner and majority owner of Tamarack Advisers. Tamarack Capital Management, LLC (“Tamarack GP”) is deemed to be the beneficial owner of such shares because of its position as general partner to some of the private funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and majority owner of Tamarack Capital. The address of Tamarack Advisers, Tamarack Capital, Tamarack GP and Mr. Ferayorni is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

(2)                                 Based on the Schedule 13D/A filed with the SEC on January 23, 2018. Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 1,841,637 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises investment discretion over the funds for the purchase of the shares of common stock purchased by the fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant and Kenan Lucas are directors and co-portfolio managers of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(3)                                 Based on the Schedule 13G/A filed with the SEC on February 14, 2019. Niraj Gupta is deemed to have sole voting and dispositive power over 1,769,890 shares of common stock. The shares of common stock are held by Mr. Gupta directly or through his individual retirement account. The address of Mr. Gupta is 1350 Avenue of the Americas, 4th Floor, New York, NY 10019.

(4)                                 Based on the Schedule 13G filed with the SEC on February 13, 2019. Nantahala Capital Management, LLC (“Nantahala”) is deemed to have shared voting and dispositive power over 1,760,297 shares of common stock owned by funds and accounts for which is the investment adviser. By virtue of such status, Nantahala may be deemed to be the beneficial owner of such shares. Each of Wilmot B. Harkey and Daniel Mack, as managing members of Nantahala, has voting and investment power with respect to such shares and therefore may be deemed to be the beneficial owner thereof. The address of Nantahala and Messrs. Harkey and Mack is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.

(5)                                 Based on the Schedule 13D filed with the SEC on August 29, 2012, as amended by the Schedule 13D/A filed with the SEC on September 5, 2013. Includes 1,633,333 shares of common stock issuable upon conversion of preferred stock, collectively beneficially owned by Noro-Moseley Partners VI, L.P. and its general partner, Moseley and Company VI, LLC (collectively, “Noro-Moseley”). Both entities are deemed to share voting and dispositive power of all 1,633,333 shares. Noro-Moseley’s address is 3284 Northside Parkway, N.W., Suite 525, Atlanta, GA 30327.

(6)                                 Includes (i) stock options that are currently exercisable or exercisable within 60 days of April 3, 2019 to purchase 580,000 shares of common stock, (ii) 318,750 shares of restricted stock over which the holder has sole voting but no investment power, (iii) 443,318 shares of common stock held by a trust controlled by and for the benefit of Mr. Sides and (iv) 206,000 shares of common stock held in an individual retirement account. The address of Mr. Sides is 1175 Peachtree Street NE, 10th Floor, Atlanta, GA 30361.

(7)                                 Based on the Schedule 13G/A filed with the SEC on February 14, 2019. Includes (i) 130,137 shares of common stock and (ii) 1,101,558 shares of common stock issuable upon conversion of preferred stock, collectively owned by funds and accounts for which GPP is the investment manager. By virtue of such status, GPP may be deemed to be the beneficial owner of such shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of GPP, and David Kroin, as special managing member of GPP, has voting and investment power with respect to such shares and therefore may be deemed to be the beneficial owner thereof. GPP, Dr. Jay, and Mr. Kroin disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interests therein. GPP’s address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(8)                                 Includes 75,000 shares of restricted stock over which the holder has sole voting but no investment power.

(9)                                 Includes 175,000 shares of restricted stock over which the holder has sole voting but no investment power.

(10)                          Includes 52,778 shares of restricted stock over which the holder has sole voting but no investment power.

(11)                          Based on the Schedule 13D/A filed with the SEC on January 23, 2018. Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 1,841,637 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises investment discretion over the funds for the purchase of the shares of common stock purchased by the fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant and Kenan Lucas are directors and co-portfolio managers of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of

HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. Mr. Lucas, as director and co-portfolio manager of the Fund GP, has shared voting and investment power with respect to such shares and therefore may be deemed to be the beneficial owner thereof. The address of Mr. Lucas is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(12)                          Includes (i) 38,888 shares of restricted stock over which the holder has sole voting but no investment power and (ii) 10,000 shares of common stock held by Mr. Phillips’s wife.

(13)                          Includes (i) stock options that are currently exercisable or exercisable within 60 days of April 3, 2019 to purchase 256,250 shares of common stock, (ii) stock options that are currently exercisable or exercisable within 60 days of April 3, 2019 to purchase 30,000 shares of common stock and that are held by a limited liability company of which Mr. Salisbury is the managing member and the owner with his wife of all of the equity interests, (iii) 90,810 shares of common stock held in an individual retirement account and (iv) 43,750 shares of restricted stock over which the holder has sole voting but no investment power.

(14)                          Includes 35,000 shares of restricted stock over which the holder has sole voting but no investment power.

(15)                          Includes (i) stock options that are currently exercisable or exercisable within 60 days of April 3, 2019 to purchase 866,250 shares of common stock and (ii) 2,591,765 shares of common stock held indirectly.

EXECUTIVE OFFICERS

The names, ages, and positions held by our executive officers as of the Record Date are below.  All of our current executive officers hold office until their successors are elected and qualified or until any removal or resignation.  Our executive officers are elected by the board of directors and serve at the discretion of the board.  For more information about David W. Sides, our President and Chief Executive Officer, please see “Proposal 1—Election of Directors—Nominees for Election as Directors” in this Proxy Statement.

Name	Age	Position	First Appointed as Executive Officer
David W. Sides	48	President, Chief Executive Officer, and Director	2014
Thomas J. Gibson	55	Senior Vice President and Chief Financial Officer	2018
David A. Driscoll	62	Senior Vice President and Chief Revenue Officer	2019
Randolph W. Salisbury	65	Senior Vice President and Chief Marketing Officer	2014

Thomas J. Gibson joined Streamline as Senior Vice President and Chief Financial Officer in September 2018. From April 2013 to December 2013, Mr. Gibson served as Principal Accounting Officer, Senior Vice President of Finance and Corporate Controller at R1 RCM (previously Accretive Health, Inc.), a healthcare revenue cycle management company. In his role at R1 RCM, Mr. Gibson oversaw the company’s accounting operations and financial reporting functions. Prior to his service with R1 RCM, Mr. Gibson served as Chief Financial Officer of Vivex Biomedical, Inc., a regenerative biologics company from December 2013 to December 2015 and of Citra Health Solutions, a leading healthcare services and technology firm, from December 2015 to September 2018, where he was primarily responsible for the respective company’s financial reporting, treasury and financial business operations. Mr. Gibson received his bachelor’s degree from the University of South Alabama.

Randolph W. Salisbury joined Streamline as Senior Vice President and Chief Marketing Officer in February 2014. From July 2008 to February 2014, Mr. Salisbury served as a founding partner and consultant at Mockingbird Partners Consulting Group, LLC, a marketing communications and investor relations consulting firm. During his time with Mockingbird Partners, Mr. Salisbury performed marketing functions on behalf of various clients and performed investor relations consulting services for Streamline. Currently, Mr. Salisbury is on the board of directors of Decooda, Inc., a private, software-as-a-service start-up company. Mr. Salisbury received his bachelor’s degree from Ohio Wesleyan University and his MBA from Goizueta Business School at Emory University.

David A. Driscoll joined Streamline as Senior Vice President and Chief Revenue Officer in February 2019. A veteran of enterprise sales in the healthcare sector, Mr. Driscoll brings wealth of experience leading sales and business development for many high-growth digital health companies. From June 2017 to January 2019, Mr. Driscoll served as Senior Vice President and Chief Growth Officer at Avizia, Inc. (which was acquired by American Well Corporation in July 2018), a healthcare information technology and telemedicine company that uses technology to enable video collaboration in hospitals amongst patients and professionals. During his time with Avizia, Mr. Driscoll was responsible for all business development, sales, and profitability matters. After the acquisition of Avizia by American Well, Mr. Driscoll was responsible for all new business for the Provider Solutions division of American Well.

Prior to his service with Avizia, from July 2016 to June 2017, Mr. Driscoll was an independent contractor and provided consulting services to various companies in the healthcare information technology sector. From July 2013 to July 2016, Mr. Driscoll served as Senior Vice President, Value Base Care of Conifer Health, a healthcare information technology company that delivers revenue cycle management and value-based care services, where he was primarily responsible for sales, business development, and profitability matters for the Value Base Care division. Mr. Driscoll received his bachelor’s degree from Pennsylvania State University.

COMPENSATION DISCUSSION AND ANALYSIS

References in this Proxy Statement to our “named executive officers” refer to:

•                  David W. Sides, President and Chief Executive Officer;

•                  Thomas J. Gibson, Senior Vice President and Chief Financial Officer; and

•                  Randolph W. Salisbury, Senior Vice President and Chief Marketing Officer.

Executive Summary

The Compensation Committee has a conservative pay-for-performance compensation philosophy and endeavors to have executive compensation practices that align executive pay with company performance.  In fiscal year 2018, the Compensation Committee took the following actions with respect to the executive compensation program:

•                  Made only modest increases to base salaries;

•                  Continued to consider adjusted EBITDA, revenue and sales performance as financial measures for executive bonuses; and

•                  Continued to award restricted stock in order to align the interests of our executives with those of our stockholders and provide appropriate performance and retention incentives.

Streamline’s financial performance in fiscal year 2018 did not meet all the company’s goals. As a result, cash bonuses in an amount equivalent to 96% of the target bonus amount were awarded.  The Compensation Committee believes any bonuses awarded should demonstrate strong alignment between executive pay and company performance.

The Compensation Committee has recently made the following decisions with respect to the company’s executive compensation in fiscal year 2019:

•                  The base salaries for certain executive officers have been modestly increased.

The Board appointed David A. Driscoll as the company’s Senior Vice President and Chief Revenue Officer effective as of February 18, 2019. The company entered into an employment agreement with Mr. Driscoll when he was appointed Senior Vice President and Chief Revenue Officer of the company.

Compensation Philosophy

The Compensation Committee believes that executive compensation should be conservative and (i) provide an incentive for Streamline’s executives to achieve the company’s goals, (ii) reward executives with equity interests in the company and align the interests of executives with stockholder interests to enhance stockholder value and (iii) attract and retain key executives critical to Streamline’s long-term success.  Under the oversight of the Compensation Committee, the company has developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. Streamline achieves the philosophies of pay-for-performance and alignment of executive compensation with stockholder value primarily by providing a substantial portion of each executive officer’s total annual compensation through annual short-term cash bonus opportunities and grants of long-term equity, primarily in the form of restricted stock.  In 2018, the Compensation Committee increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of restricted shares as compared to stock options. This Compensation Committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options. The Compensation Committee intends to continually monitor these issues regarding tax and accounting regulations, overall effectiveness of the programs and best practices. We describe our fiscal year 2018 short-term incentive plan in greater detail below under “Cash Bonus Opportunity” and describe equity grants in more detail under “Long-Term Equity Incentive Compensation—Restricted Stock.”

Say on Pay Results and Consideration of Stockholder Support

At the Annual Meeting of Stockholders on January 29, 2019, over 97% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered this positive result and concluded that the stockholders continue to support the compensation paid to our executive officers and the company’s overall pay practices.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program for fiscal year 2018, with an emphasis on short-term and long-term incentive compensation that rewards our senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

The committee will continue to monitor best practices, future advisory votes on executive compensation and other stockholder feedback to guide it in evaluating the alignment of the company’s executive compensation program with the interests of the company and its stockholders.

Overview of Streamline’s Executive Compensation

The Compensation Committee designed the company’s compensation program to provide our executive officers with a combination of cash (salary and bonus) and long-term equity incentive compensation to align their interests with those of our stockholders.  For fiscal year 2018, our executive officer compensation primarily consisted of the following components:

•                  base salary;

•                  cash bonus opportunity; and

•                  long-term equity incentive awards.

Although the Compensation Committee has not established a policy or formula for the allocation of total compensation among these different elements of total executive officer compensation, the Compensation Committee endeavors to offer an appropriate mix among the different types of compensation:

•                  to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities;

•                  to align the interests of our executive officers with the long-term interests of the company’s stockholders through the grant of equity incentive awards; and

•                  to provide an overall compensation package that is conservative, but competitive and,

therefore, promotes executive recruitment and retention.

The Compensation Committee Process

The Compensation Committee has the primary authority to determine Streamline’s compensation philosophy and to establish compensation for the executive officers.  In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, the company’s overall performance and the President and Chief Executive Officer’s recommendations.  The Compensation Committee does not typically use any compensation consultant in setting executive salaries, or in determining other components of executive compensation.  Additionally, the Compensation Committee does not typically benchmark the compensation of executive officers against compensation paid by other companies to their executives.

Management’s Role in the Compensation-Setting Process

Company management plays a significant role in the compensation-setting process.  The most significant aspects of management’s role are:

•                  evaluating associate performance;

•                  preparing information for Compensation Committee meetings;

•                  establishing business performance targets and objectives;

•                  providing information about the company’s strategic objectives; and

•                  recommending salary levels and equity awards.

In the past, the Compensation Committee has authorized the President and Chief Executive Officer to negotiate employment agreements with senior executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee.  Also, in certain circumstances, the Compensation Committee may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Second Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 of the Exchange Act, and who are not subject to the requirements of “covered employees” under Section 162(m) of the Code.

Base Salary

The Compensation Committee seeks to provide base salaries for our executive officers that provide guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Salaries for our named executive officers are generally provided for in their employment agreements, subject to review and adjustment by the Compensation Committee from time to time.  The Compensation Committee has not historically retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes.  The Compensation Committee has instead relied on the general knowledge, experience and judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the company. In addition, the committee takes into account: years of service; level of experience; individual areas of responsibility; the annual rate of inflation; and the company’s operating performance.

The following table sets forth the base salaries for each of our named executive officers in effect as of January 31, 2019:

Name	Base Salary
David W. Sides	$357,213
Thomas J. Gibson	$275,000
Randolph W. Salisbury	$232,925

Benefits

Streamline offers a comprehensive package of employee retirement and welfare benefits (including group life insurance, health and dental care insurance, and long-term disability insurance), in which executive officers may participate on the same basis as other full-time associates.

Streamline currently sponsors a 401(k) Plan for all of our eligible associates.  This plan (the “401(k) Plan”) is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Code.  Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals from 1 percent to 60 percent of their compensation each year, subject to annual limits on such deferrals (e.g., $18,500 in 2018) imposed by the Code.  Participants age 50 and older also may elect to make certain catch-up contributions, subject to a separate annual limit on such contributions (e.g., $6,000 in 2018) imposed by the Code.  New participants automatically defer 6% of their compensation unless they make a contrary election.  The company matches dollar for dollar the first 4% of each associate’s income contributed to the 401(k) Plan, including those contributions made by the executive officers.

The company also offers the Amended and Restated 1996 Associate Stock Purchase Plan (the “ESPP”) to encourage stock ownership by our associates, including our executive officers, at an approximate 15% discount to the market price.

Perquisites

Streamline offers limited perquisites to our executive officers.  The perquisites provided to each executive officer in fiscal year 2018 totaled less than $10,000 and less than 10% of total annual salary and bonus reported for each executive officer.

Cash Bonus Opportunity

Each executive officer’s employment agreement establishes a cash bonus target as a percentage of his base salary.  The following table sets forth the target bonuses for each of our named executive officers in effect as of January 31, 2019.

Name	Target Bonus
David W. Sides	65%
Thomas J. Gibson	40%
Randolph W. Salisbury	50%

The Compensation Committee believes that cash bonuses should be contingent on performance relative to pre-established targets and objectives.  Each cash bonus is determined based on whether these pre-established performance goals are met, upon which, the executives would be eligible to receive a bonus in an amount determined by the Compensation Committee, although the Compensation Committee may elect not to award such bonuses.  For the named executive officers to have been eligible for the cash bonus for fiscal year 2018 to be paid at target levels, the company was required to meet financial targets, as determined through an internal planning process, as follows:

•                  An adjusted EBITDA target of $1,800,000;

•                  Sales bookings as $6,200,000 in annualized contract value; and

•                  Revenue of $23,400,000.

We calculate adjusted EBITDA as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transaction-related expenses, including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. In awarding any additional cash bonus amounts above target amounts, the Compensation Committee would consider extraordinary company financial performance, as well as personal performance involving executive leadership.

The Compensation Committee determined that not all of the objective financial goals were achieved for fiscal year 2018, and as a result, cash bonuses in an amount equivalent to 96% of the target bonus amount were awarded.  In awarding cash bonuses to executive officers for the fiscal year ending January 31, 2020, the Compensation Committee will consider multiple potential performance criteria including sales, adjusted EBITDA and revenue targets, as well as successful completion of certain aspects of the company’s strategic objectives.

Long-Term Equity Incentive Compensation—Restricted Stock

Streamline currently grants equity awards under the Second Amended 2013 Plan.  On June 1, 2017, our stockholders approved an amendment to the Original 2013 Plan to, among other things, increase the number of available shares under the plan by 300,000 shares.  Awards can be granted under the Second Amended 2013 Plan until April 12, 2027 or the earlier termination of the Second Amended 2013 Plan by the board.  The Second Amended 2013 Plan permits the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, and other incentive awards.  As of January 31, 2019, there were 102,284 shares available for grant under the Second Amended 2013 Plan. Additionally, we are seeking approval of the Third Amended 2013 Plan. If approved, the Third Amended 2013 Plan will increases the number of shares of common stock available for issuance under the plan by 1,000,000 shares. For more information, see “Proposal 4” above.

In fiscal year 2018, long-term incentive compensation to key personnel, including the company’s named executive officers, was comprised primarily of restricted awards.  The restricted stock awards awarded last year vest ratably over a three year period beginning on the anniversary of the date of grant. The Compensation Committee believes that its fiscal year 2018 approach to long-term incentive compensation provided the appropriate long-term incentives from both executive retention and pay-for-performance perspectives.  The Compensation Committee believes that the granting of restricted stock awards supports the executive retention goal.

Streamline has historically awarded equity grants to executive officers upon the commencement of their employment with the company.  In addition, from time to time, the Compensation Committee has considered and approved additional grants to certain associates of the company, including the executive officers, where circumstances make such grants appropriate to the company’s incentive and retention goals.  In approving equity grants during fiscal year 2018, the Compensation Committee considered a number of factors, including the number of shares available for grant under the Second Amended 2013 Plan, the grant rate over certain periods (as a percentage of shares of common stock), the amount of restricted stock to be granted, the performance of the named executive officer and his role, the impact of specific grants on the total compensation of the named executive officer, and the aggregate retention strength of all unvested equity held by such named executive officer and other key personnel.  During fiscal year 2018, the Compensation Committee approved grants of equity incentive awards to certain of our associates, including the following equity grants to our named executive officers:

David W. Sides — President and Chief Executive Officer.  On January 29, 2019, Mr. Sides was granted an award of 225,000 shares of restricted stock, such restricted stock vesting in three substantially equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Sides’s continued employment with the company over such period.

Thomas J. Gibson — Senior Vice President and Chief Financial Officer.  On September 10, 2018, Mr. Gibson was granted an award of 100,000 shares of restricted stock, such restricted stock vesting in three substantially equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Gibson’s continued employment with the company over such period. On January 29, 2019, Mr. Gibson was granted an award of 25,000 shares of restricted stock, such restricted stock vesting in three substantially equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Gibson’s continued employment with the company over such period.

Randolph W. Salisbury — Senior Vice President and Chief Marketing Officer.  On January 29, 2019, Mr. Salisbury was granted an award of 25,000 shares of restricted stock, such restricted stock vesting in three substantially equal annual installments commencing on the first anniversary of the date of grant, subject to Mr. Salisbury’s continued employment with the company over such period.

Risk Considerations in our Compensation Program

The Compensation Committee generally structures the compensation of the executive officers to consist of both fixed and variable compensation.  The fixed (or base salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short-term gains or annual stock price performance, which may be to the detriment of long-term appreciation and other business metrics. The variable portion of compensation (e.g., cash bonuses and stock option awards) is designed to reward both individual performance and overall company performance.  For individual and company performance, any cash bonuses are determined by the Compensation Committee.  The Compensation Committee believes that the variable components of compensation are sufficient to motivate executive officers to produce short-term and long-term company results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

Employment Agreements

Streamline has entered into employment agreements with each of Messrs. Sides, Gibson, and Salisbury.  We describe each of these agreements in more detail below.

On September 10, 2014, the company entered into an employment agreement with Mr. Sides, when he joined the company.  The term of Mr. Sides’ employment agreement is two years, after which the agreement renews for successive one-year terms unless either party elects not to renew.  As amended, Mr. Sides’ employment agreement provides for an annual base salary of $340,000 (subject to increase at the discretion of the Compensation Committee) and provides that Mr. Sides will be eligible for an annual cash bonus with a target amount of 65% of his annual base salary, based on the achievement of certain performance objectives.  Mr. Sides’ current annual base salary is $367,929.  In addition, Mr. Sides’ employment agreement contains standard non-competition and non-solicitation provisions.  Mr. Sides’ employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

On September 10, 2018, the company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the company.  The initial term of Mr. Gibson’s employment agreement was one year, after which it renews for successive one-year terms unless either party elects not to renew.  Mr. Gibson’s employment agreement provides for an annual base salary of $275,000 (subject to increase at the discretion of the Compensation Committee) and provides that Mr. Gibson will be eligible for an annual cash bonus with a target amount of 40% of his annual base salary, based on the achievement of certain performance objectives.  Mr. Gibson’s current annual base salary is $279,125.  In addition, Mr. Gibson’s employment agreement contains standard non-competition and non-solicitation provisions.  Mr. Gibson’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

On February 3, 2014, the company entered into an employment agreement with Mr. Salisbury when he was appointed Senior Vice President and Chief Marketing Officer of the company.  The initial term of Mr. Salisbury’s employment agreement was one year, after which it renews for successive one-year terms unless either party elects not to renew.  As amended, Mr. Salisbury’s employment agreement provides for an annual base salary of $225,000 (subject to increase at the discretion of the Compensation Committee) and provides that Mr. Salisbury will be eligible for an annual cash bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives.  Mr. Salisbury’s current annual base salary is $232,925.  In addition, Mr. Salisbury’s employment agreement contains standard non-competition and non-solicitation provisions.  Mr. Salisbury’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

Each of the employment agreements with Streamline’s named executive officers provides assurances to the company with regard to the availability of the executive’s services, provides protection for the company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the company during their employment and for a specified period after its termination.  In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the company other than for “good cause.”  For this purpose, “good cause” includes the current use of illegal drugs; conviction of any crime which involves moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which adversely impacts the business or reputation of the company; fraud, misappropriation or embezzlement of company funds or property; wrongful conduct which is materially injurious to the reputation, business or business relationships of the company; material violation or default on any of the provisions of the employment agreement; and the material and continuous failure to meet reasonable performance criteria or reasonable standards of conduct as established from time to time by the board of directors.

In addition, each of our named executive officers is provided additional assurances following a change of control of the company.  In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without “good cause” or if they chose to terminate their employment for “good reason.”  This additional “double trigger” change of control protection has been provided to our named executive officers because they are considered vulnerable in a change of control context due to their positions with the company, their relative levels of equity ownership and the stage of their careers.

Executive Stock Ownership Guidelines

Streamline has not adopted any stock ownership guidelines for executives.  Executives are eligible to participate in the ESPP, which allows participants to purchase the company’s common stock at an approximate 15% discount to the market price.

Stock Holding Periods

Streamline does not have any stock holding period requirements for executive officers beyond option exercise or restricted stock vesting.

Recoupment Policy

Streamline has not adopted a separate recoupment or “clawback” policy in the event of a financial restatement, but intends to do so once the SEC finalizes the rules on this matter required by the Dodd-Frank Act.

Income Deduction Limitations

Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the company may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. For years beginning prior to January 1, 2018, the $1 million limitation did not apply to qualified performance-based compensation that satisfied certain requirements, including, among others, approval of the material terms of the plan by the company’s shareholders. Effective for the years beginning on or after January 1, 2018, there is no exception for qualified performance-based compensation from the Section 162(m) limitation, but a transition rule applies to any such qualified performance-based compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, to the extent not materially modified thereafter. Notwithstanding the foregoing, however, the Compensation Committee reserves the right to grant awards under the Second Amended 2013 Plan that may not be deductible because of Section 162(m) of the Code as the Compensation Committee, in the exercise of its business judgment, determines appropriate to meet the company’s compensation objectives.

EXECUTIVE COMPENSATION

Summary Compensation

The following table is a summary of certain information concerning the compensation earned by our named executive officers for the fiscal years presented. Each of our current named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below.  For a description of the material terms of these employment agreements, see “Compensation Discussion and Analysis—Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4) ($)	Total ($)
David W. Sides President and Chief Executive Officer	2018	357,213	—	270,000	—	222,384	13,410	863,007
	2017	348,500	—	—	65,628	—	10,800	424,928

Thomas J. Gibson Senior Vice President and Chief Financial Officer(5)	2018	114,583	—	140,000	—	41,264	3,936	299,784

Randolph W. Salisbury Senior Vice President and Chief Marketing Officer	2018	232,925	—	30,000	—	111,545	11,594	386,064
	2017	230,625	—	—	16,407	—	9,908	256,940

(1)                                 Includes amounts contributed by the named executive officers to our 401(k) Plan.

(2)                                 The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC.

(3)                                 Non-Equity Incentive Plan Compensation reported for all named executive officers consists of compensation earned pursuant to the cash bonus opportunity.

(4)                                 Reflects our matching contribution to the 401(k) Plan equal to a 100% match on the first 4% of the employee’s compensation which is available to all employees who participate in the plan.  Excludes group life insurance, health care insurance, ESPP discounts, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the named executive officers.  Also excludes perquisites and other personal benefits, the aggregate amount of which with respect to each of the named executive officers does not exceed $10,000 reported for the fiscal years presented.

(5)                                 Mr. Gibson joined Streamline on September 10, 2018 as Senior Vice President and Chief Financial Officer.

Equity Compensation Information

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information with respect to the named executive officers equity awards outstanding as of January 31, 2019. The following table sets forth information with respect to the named executive officers equity awards outstanding as of January 31, 2019.

	Option Awards					Stock Awards
	Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($)

David W. Sides	250,000	—		4.15	9/9/2024	—		—
	80,000	20,000	(1)	4.565	9/9/2024	—		—
	50,000	—		4.28	1/7/2025	—		—
	125,000	—		2.58	7/7/2025	187,500	(3)	232,500
	61,111	38,889	(2)	1.18	3/1/2027	225,000	(4)	279,000

Thomas J. Gibson	—	—		—	—	100,000	(5)	—
						25,000	(4)	31,000

Randolph W. Salisbury	125,000	—		6.14	2/2/2024	—		—
	30,000	—		4.00	9/14/2022	—		—
	50,000	—		4.02	1/31/2025	—		—
	62,500	—		2.58	7/7/2025	37,500	(6)	46,500
	15,277	9,723	(2)	1.18	3/1/2027	25,000	(4)	31,000

(1)                                 This option vests ratably annually beginning on the first anniversary of the grant date of September 10, 2014 until fully vested on September 10, 2019.

(2)                                 This option vests ratably monthly beginning on the first month after the grant date of March 2, 2017 until fully vested on March 2, 2020.

(3)                                 This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of February 4, 2016 until fully vested on February 4, 2020.

(4)                                 This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of January 29, 2019 until fully vested on September 10, 2022.

(5)                                 This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of September 10, 2018 until fully vested on September 10, 2021.

(6)                                 This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of May 26, 2016 until fully vested on May 26, 2020.

Equity Compensation Plan Information

We maintain the Second Amended 2013 Plan, pursuant to which we may grant awards of stock options, stock appreciation rights, restricted awards, performance awards, phantom stock awards and other stock-based awards.  We also maintain the ESPP, which allows employees to purchase the company’s common stock at an approximate 15% discount to the market price.

The following table presents additional information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,355,657	(1)	$3.18	555,340	(3)
Equity compensation plans not approved by security holders	225,000	(2)	$5.44	—	(4)
Total	1,580,657	(1), (2)		555,340

(1)                                 Includes 1,355,657 options exercisable under the 2005 Incentive Compensation Plan and the Second Amended 2013 Plan.  Does not include outstanding shares of previously awarded restricted stock.

(2)                                 Stock options granted under inducement grants in accordance with Nasdaq Marketplace Rule 5635(c)(4).  The terms and conditions of each inducement grant are similar to the terms and conditions of the stockholder-approved equity compensation plan in effect on the date of such inducement grant.

(3)                                 Includes 123,784 options or other share-based awards available under the Second Amended 2013 Plan and 431,556 shares available under the ESPP as of January 31, 2019.

(4)                                 Our board of directors has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under stockholder-approved plans.

DIRECTOR COMPENSATION

For the 2018 fiscal year, we paid the following annual retainers immediately following our 2018 Annual Meeting of Stockholders to each of our then-serving non-employee directors: Michael K. Kaplan, $40,000; Kenan H. Lucas, $20,000; Allen S. Moseley, $35,000; Jonathan R. Phillips, $20,000; Judith E. Starkey, $18,000; and Michael G. Valentine, $40,000. In order to attract and retain high quality non-employee independent directors, we allow independent directors to accept restricted stock with a maximum one-year vesting period, in equal value to all or a portion of their annual retainers, in lieu of cash.  For the 2018 fiscal year, we did not pay our directors additional fees for meeting attendance.

On January 29, 2019, we also granted each then-serving non-employee director whose service on the Board was continuing beyond the 2018 Annual Meeting of Stockholders (other than Kenan H. Lucas) the following amounts of restricted stock that vest upon the earlier of (i) the date of the next annual meeting of shareholders and (ii) January 29, 2020: Wyche T. “Tee” Green, III, 52,778 shares; Jonathan R. Phillips, 38,888 shares; and Judith E. Starkey, 35,000 shares.  We made these awards pursuant to the Second Amended 2013 Plan, and the awards were valued at the closing price of our common stock on the grant date.

We believe that awarding restricted stock to directors is a necessary component of their total compensation, including their retainer fees, and aligns their interests with those of our stockholders. Our Compensation Committee and board of directors have allowed a limited exception to this policy in connection with Mr. Moseley’s and Mr. Lucas’s service as a director on our board to account for limitations on his ability to accept compensation for service as a director and in recognition that a grant of restricted stock to Noro-Moseley or Harbert Discovery Fund GP, LLC, respectively, would not satisfy the intent of the board’s policy.

Mr. Sides, as our President and Chief Executive Officer, was not separately compensated for his service on our board of directors. See the Summary Compensation Table under “Executive Compensation—Summary Compensation” for information relating to the compensation paid to Mr. Sides. As a principal of Noro-Moseley, Mr. Moseley was not permitted to accept personal compensation for service on boards of directors of companies in which Noro-Moseley invests. Therefore, the fees relating to Mr. Moseley’s service as a director were paid directly to Noro-Moseley.  Retainer fees relating to Mr. Kaplan’s service as a director were paid on his behalf to his company, Altos Health Management. Retainer fees relating to Mr. Lucas’ service as a director are paid on his behalf to Harbert Discovery Fund GP, LLC.

Director Compensation in 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Wyche T. “Tee” Green, III(2)	—	63,333	63,333
Michael K. Kaplan(3)	40,000	—	40,000
Kenan H. Lucas(4)	—	—	—
Allen S. Moseley(5)	—	—	—
Jonathan R. Phillips	20,000	46,666	66,666
Judith E. Starkey	18,000	42,000	60,000
Michael G. Valentine(6)	40,000	—	40,000

(1)                                 The amounts included in the table above for Stock Awards reflect the total grant date fair value and were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC.

(2)                                 Represent the grant of restricted stock to Mr. Green of $63,333 in restricted stock, the grant of restricted stock to Mr. Phillips of $46,666 in restricted stock, and the grant to Ms. Starkey of $42,000 in restricted stock. Each grant vests upon the earlier of (i) the date of the next annual meeting of shareholders and (ii) January 29, 2020.

(3)                                 Mr. Kaplan’s term as a director expired at the 2018 Annual Meeting of Stockholders held on January 29, 2019, and Mr. Kaplan did not stand for re-election at such meeting. As described above, retainer fees relating to Mr. Kaplan’s service as a director are paid on his behalf to his company, Altos Health Management.

(4)                                 As described above, Mr. Lucas is not permitted to accept personal compensation for service on our board. A total of $20,000 was paid to Harbert Discovery Fund GP, LLC relating to his service as a director in fiscal 2018.

(5)                                 On January 3, 2019, Allen S. Moseley resigned as a member of the Board of Directors. As described above, Mr. Moseley was not permitted to accept personal compensation for service on our board. A total of $35,000 was paid to Noro-Moseley Partners VI, LP relating to his service as a director in fiscal 2018.

(6)                                 Mr. Valentine’s term as a director expired at the 2018 Annual Meeting of Stockholders held on January 29, 2019, and Mr. Valentine did not stand for re-election at such meeting.

On January 29, 2019, the board of directors appointed Wyche T. “Tee” Green, III as Chairman of the board of directors, effective as of the same date. Michael K. Kaplan and Michael G. Valentine did not stand for re-election as directors at the annual meeting of stockholders. On January 29, 2019, our board of directors decreased the size of our board of directors from six directors to five directors effective as of the annual meeting of stockholders.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Since February 1, 2017, there have been no related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our board of directors) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis.  In accordance with our Audit Committee’s charter, the Audit Committee is responsible for overseeing all related party transactions.  For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, all of our employees, officers and directors are required to comply with our Code of Conduct.  The Code of Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions.  Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Streamline, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.

AUDIT COMMITTEE REPORT

The Audit Committee, which operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors, oversees our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements that are included in our Annual Report on Form 10-K, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met independently or as part of the whole board of directors to review with management each of our quarterly and annual consolidated financial statements filed on Form 10-Q or Form 10-K, prior to the filing of those reports with the SEC. The Audit Committee reviewed with RSM, our independent registered public accounting firm for fiscal year 2018, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with standards of the Public Company Accounting Oversight Board (“PCAOB”), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In particular, the Audit Committee has discussed with RSM those matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees.” RSM also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firm’s independence with the auditors themselves.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2019 as filed with the SEC.

In connection with the audit of our fiscal year 2018 consolidated financial statements, we entered into an audit engagement agreement with RSM which sets forth the terms by which RSM would perform the audit services for us. The Audit Committee has determined that the terms and conditions of the RSM audit engagement agreement are similar to other registered public accounting firms, and a common business practice between companies and their audit firms.

AUDIT COMMITTEE

Jonathan R. Phillips, Chairman
Wyche T. “Tee” Green, III
Kenan H. Lucas

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee approved the engagement of DHG as our independent registered public accounting firm on April 18, 2019, to be effective immediately after the filing of our Annual Report on Form 10-K, which occurred on April 22, 2019. Prior to the engagement of DHG, including for the fiscal year ended January 31, 2019, RSM served as our independent registered public accounting firm. A representative of each of RSM and DHG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On April 18, 2019, the Audit Committee approved the engagement of DHG as our independent registered public accounting firm for the fiscal year ended January 31, 2020 and the dismissal and replacement of RSM as our independent registered public accounting firm, each to be effective immediately after the filing of our Annual Report on Form 10-K, which occurred on April 22, 2019. DHG’s engagement as our independent registered public accounting firm commenced on April 22, 2019. The dismissal of RSM was effective on April 22, 2019. The decision to change auditors was the result of a comprehensive, competitive process.

During the company’s fiscal years ended January 31, 2019 and 2018 and subsequent interim period through April 22, 2019, neither the company nor anyone on its behalf consulted with DHG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the company’s consolidated financial statements, and neither a written report nor oral advice was provided to the company that DHG concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

RSM’s audit reports on the company’s consolidated financial statements for each of the two fiscal years ended January 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2019 and 2018, and in the subsequent interim period through April 22, 2019, there were no disagreements between the company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in connection with its reports.

We provided RSM with a copy of the disclosures required by Item 304(a) of Regulation S-K and requested that RSM furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in such disclosure. A copy of RSM’s letter dated April 22, 2019 was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2019.

We also provided DHG with a copy of the disclosures required by Item 304(a) of Regulation S-K and an opportunity to presents its views in a brief statement to be included in this proxy statement if it believes that any of the statements made by the company under this section “Change in Independent Registered Public Accounting Firm” are incorrect or incomplete.  DHG advised the company that it reviewed the disclosures under this section “Change in Independent Registered Public Accounting Firm” and has no basis on which to submit such a statement.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for the 2018 and 2017 fiscal years billed by RSM for audit and other services approved by the Audit Committee.

	2018	2017
Audit Fees	$442,578	$438,160
Audit-Related Fees	$29,584	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$472,162	$438,160

Fees represented in the “Audit Fees” category include fees for audit work performed for our consolidated financial statements.  Fees represented in the “Audit-Related Fees” category include fees for consultations related to potential business acquisitions and/or dispositions.

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by RSM was compatible with the maintenance of the respective firm’s independence in the conduct of its auditing functions.  The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the heading “Audit Committee Report” is not, and should not be deemed to be, incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that purport to incorporate by reference other SEC filings made by us, in whole or in part, including this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the company.  Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during the 2018 fiscal year our insiders complied with all applicable filing requirements, except that Mr. Salisbury made a single late filing reporting one transaction, Ms. Mullen made a single late filing reporting one transaction, and Mr. Meeks made a single late filing reporting two transactions.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders.  We have not been informed by any of our stockholders of any intention to propose any other matter to be acted upon at the Annual Meeting.  The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting.  As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request.  Requests for Annual Reports on Form 10-K should be addressed to:  Investor Relations, Streamline Health Solutions, Inc., 1175 Peachtree St. NE, 10th Floor, Atlanta, Georgia 30361.  The Form 10-K includes certain exhibits.  Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies.  The Form 10-K and exhibits also may be obtained through our website at http://www.streamlinehealth.net/investors, or directly from the SEC’s website, http://www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2020 Annual Meeting of Stockholders must be received by us not later than December 18, 2019.  Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 1175 Peachtree Street NE, 10th Floor, Atlanta, Georgia 30361.  The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and timely submission of a proposal does not guarantee its inclusion in our proxy statement.

Any stockholder who intends to propose any other matter to be acted upon at the 2020 Annual Meeting of Stockholders must do so in accordance with our bylaws.  Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time.  To be timely under our bylaws as now in effect, a stockholder notice must be delivered or mailed to our Corporate Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders.  Stockholder proposals for the 2020 Annual Meeting of Stockholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by February 22, 2020.  However, in the event that the date of the 2020 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made.  Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

Only such proposals as are (1) required by the rules of the SEC, and (2) permissible under the Delaware General Corporation Law will be included on the 2020 Annual Meeting of Stockholders agenda.

*     *     *     *     *

ALL STOCKHOLDERS ARE URGED TO VOTE.  SEE “GENERAL INFORMATION—VOTING METHODS” FOR MORE INFORMATION ON YOUR VOTING OPTIONS.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Wyche T. “Tee” Green, III
Chairman of the Board

Atlanta, Georgia
April 22, 2019

Appendix A

STREAMLINE HEALTH SOLUTIONS, INC.

THIRD AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 22, 2019)

STREAMLINE HEALTH SOLUTIONS, INC.

THIRD AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 22, 2019)

1.             Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(b)           Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(c)           Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(d)           Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(e)           Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award, an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(f)            Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(g)           Base Price means, with respect to an SAR, the initial price assigned to the SAR.

(h)           Board or Board of Directors means the Board of Directors of the Company.

(i)            Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” (or term of similar meaning) as defined under the Participant’s employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause” or similar term), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) failure to perform his duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(j)            A Change of Control shall (except as may be otherwise provided in an individual Award Agreement or as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i)            The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the total voting power of the Company’s then outstanding voting stock;

(ii)           The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii)          The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s stockholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation or create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

The Administrator shall have full and final authority, in its discretion (subject to any Code Section 409A considerations), to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(k)           Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(l)            Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

(m)          Common Stock means the Company’s common stock, $0.01 par value, or any successor securities thereto.

(n)           Company means Streamline Health Solutions, Inc., a Delaware corporation, together with any successor thereto.

(o)           [Reserved]

(p)           Director means a member of the Board or of the board of directors of an Affiliate.

(q)           Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

(r)            Displacement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, be as defined in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Displacement”), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant. The Administrator shall have authority to determine if a Displacement has occurred.

(s)            Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(t)            Effective Date means the effective date of the amendment and restatement of the Plan, as provided in Section 4.

(u)           Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(v)           Exchange Act means the Securities Exchange Act of 1934, as amended.

(w)          Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market (“Nasdaq”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last preceding date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(x)           Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(y)           Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” (or term of similar meaning) as defined under the Participant’s employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason” or similar term), then a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) a material reduction in the Participant’s base salary as in effect immediately prior to the date of the Change of Control, or (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director, or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason and the Participant then terminates employment or service within 60 days after the period for the Company to cure such event or condition expires, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(z)           Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(aa)         Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(bb)         Nonqualified Option means an Option granted under Section 7 that is not intended to qualify (or does not qualify) as an incentive stock option under Code Section 422.

(cc)         Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(dd)         Option Period means the term of an Option, as provided in Section 7(d).

(ee)         Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ff)          Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

(gg)         Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(hh)         Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ii)           Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(jj)           Performance Measures mean one or more performance measures or goals set by the Administrator in its discretion for each grant of a Performance Award.  The extent to which such performance measures or goals are met will determine the amount or value of the Performance Award that a Participant is entitled to exercise, receive or retain.  For purposes of the Plan, a Performance Measure may be particular to a Participant, and may include, but is not limited to, one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Administrator in the Award): (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vi) operating income; (vii) return on stockholders’ equity; (viii) expense management; (ix) operating margins; (x) cash flow or free cash flow; (xi) return on assets; and (xii) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. Performance Measures may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance Measures may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator. The Administrator shall determine the performance period during which a Performance Measures must be met, and attainment of Performance Measures shall be subject to certification by the Administrator. In the Administrator’s sole discretion, to the extent such discretion is expressly reserved in the Award Agreement, the Administrator may adjust the compensation or economic benefit due upon attainment of Performance Measures and adjust the Performance Measures themselves.

(kk)         Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll)           Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(mm)      Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(nn)         Plan means the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (As Amended and Restated Effective May 22, 2019), as it may be hereafter amended and/or restated.

(oo)         Prior Plan means the Streamline Health Solutions, Inc. (formerly, the LanVision Systems, Inc.) 2005 Incentive Compensation Plan, as amended.

(pp)         Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(qq)         Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(rr)           Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(ss)          Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(tt)           Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

(uu)         SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(vv)         Securities Act means the Securities Act of 1933, as amended.

(ww)       Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(xx)         Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator.

2.             Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

3.             Administration of the Plan

(a)           The Plan shall be administered by the Board of Directors of the Company or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 of the Exchange Act, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board.  In the event the Board determines that a member of the Committee (or applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms.  Any authority granted to the Committee may also be exercised by the full Board..

(b)           Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, in its sole discretion but subject to Section 3(d) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the

Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c)           Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Company the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act, the Participant, at the time of said grant or other determination, is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Company, references to the “Administrator” shall include references to such officer(s) and/or subcommittee, subject, however, to the requirements of the Plan, Rule 16b-3and other Applicable Law.

(d)           Notwithstanding the other provisions of Section 3, Awards granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability or Retirement, or, as set forth in Section 14, upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of an Award without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of Awards that have different vesting terms in the case of Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Awards that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant Other Stock-Based Awards pursuant to Section 12 without minimum vesting requirements.

4.             Effective Date

The Effective Date of the amendment and restatement of the Plan shall be May 22, 2019 (the “Effective Date”). Subject to Section 19(n), Awards may be granted on or after the Effective Date, but no Awards may be granted after May 22, 2029). Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.             Shares of Stock Subject to the Plan; Award Limitations

(a)           Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall increase by 1,000,000 shares and shall not exceed the sum of (i) 3,300,000 shares (the 2,000,000 shares originally reserved under the Plan plus 300,000 shares previously reserved under the Plan plus the additional 1,000,000 shares), plus (ii) the number of shares remaining available for issuance as of the March 28, 2014 under the Prior Plan (that is, shares not subject to outstanding awards under the Prior Plan nor delivered from the shares reserved under the Prior Plan), plus (iii) the number of shares that become available under the Prior Plan after March 28, 2014 pursuant to forfeiture, termination, lapse or satisfaction of a Prior Plan award in cash or property other than shares of Common Stock. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b)           Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i)            In any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award);

(ii)           In any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award).

(For purposes of Section 5(b)(i) and (ii), an Option and Related SAR shall be treated as a single Award.)

(c)           Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; and (iii) any shares subject to an Award if the Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award. Further, (i) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan; and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Plan.  Shares withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto or separately surrendered by the Participant for any such purpose will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

(d)           Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the

Company, or if the Board of Directors of the Company declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6.             Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a)           The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b)           With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c)           With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d)           The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.             Options

(a)           Grant of Options: Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b)           Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option and shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Further, (i) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock; and (ii) notwithstanding the preceding sentence, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity in a merger or similar transaction with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c)           Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(d)           Option Period and Limitations on the Right to Exercise Options:

(i)            The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to Section 3(d) herein).

(ii)           An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(1)           By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(2)           By shares of Common Stock withheld upon exercise;

(3)           By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(4)           By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

(5)           By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii)          The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(e)           Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f)            Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g)           Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto.

Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.             Stock Appreciation Rights

(a)           Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”)

with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity in a merger or similar transaction with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b)           Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. A Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option.

(c)           Exercise of SARs:

(i)            Subject to the terms of the Plan (including but not limited to Section 3(d) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)           SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii)          The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(d)           Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(e)           Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (other than of SARs that are related to Incentive Options) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.             Restricted Awards

(a)           Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such individuals, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall (subject to the provisions of Section 3(d) herein) determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Displacement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

(b)           Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards, and (ii) the Administrator, in its sole discretion, may (subject to the provisions of Section 3(d)) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c)           Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)           Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture

(in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and is distributable.

(e)           Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.          Performance Awards

(a)           Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall (subject to the provisions of Section 3(d)) determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of any such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b)           Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10, and (ii) the Administrator, in its sole discretion, may (subject to Section 3(d) herein) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c)           Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d)           Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e)           Nontransferability: Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.          Phantom Stock Awards

(a)           Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b)           Vesting of Phantom Stock Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards. The Administrator, in its sole discretion, may (subject to the provisions of Section 3(d) herein and any Code Section 409A considerations) accelerate the date that any Phantom Stock Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c)           Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)           Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable.

Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e)           Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.          Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13.          Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.          Change of Control

(a)           Acceleration upon a Change of Control: Notwithstanding any other provision in the Plan to the contrary, and unless an individual Award Agreement provides otherwise, in the event that (a) the employment or service of a Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control, and (b)

such termination of employment or service is (i) by the Company not for Cause or (ii) by the Participant for Good Reason, then (X) all outstanding Options and SARs held by such Participant shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (Y) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs held by such Participant shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

(b)           Discretionary Authority of Administrator in connection with a Change of Control: In the event of a Change of Control, the Administrator may, on a Participant-by-Participant basis (and taking into account any Code Section 409A considerations) (i) terminate outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the Change of Control, provided the Participant shall have been given at least seven days written notice of such transaction and of the Administrator’s intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remain unexercised at the time of the Change of Control; and provided further, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will not be vested by the time of the Change of Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change of Control; (ii) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or unsettled immediately prior to the Change of Control in exchange for payment of an amount equal to the excess of the then Fair Market Value of the underlying shares of Common Stock (whether or not the Award is vested, exercisable or payable at such time) less the unpaid exercise price, Base Price or purchase price of the Awards, if any; provided, however, if the Fair Market Value of the shares of Common Stock subject to the Award is less than the unpaid Exercise Price, Base Price or purchase price of the Award, if any, the Award shall be deemed to have been paid in full and shall be canceled upon the Change of Control with no further payment due the Participant; (iii) require that the Awards be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Awards; or (iv) take such other action as the Administrator shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.  The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Administrator in its sole discretion.  Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.  The judgment of the Administrator with respect to any matter referenced in this Section 14(b) shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

15.          Withholding; Other Tax Matters

(a)           The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied based on the applicable statutory rate. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)           Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

16.          Amendment and Termination of the Plan and Awards

(a)           Amendment and Termination of Plan: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law or, if the Administrator deems necessary, required by any tax or regulatory requirement applicable to the Plan; and (ii) except for adjustments made pursuant to Section 5(d), the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the then-current Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b)           Amendment and Termination of Awards: The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c)           Amendments to Comply with Applicable Law: Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

(i)            The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii)           The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17.          Restrictions on Awards and Shares; Compliance with Applicable Law

(a)           General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, change of control agreements, consulting agreements, noncompetition agreements, confidentiality agreements, nonsolicitation agreements, nondisparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement, any other applicable agreements and Applicable Law.

(b)           Compliance with Applicable Law: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18.          No Right or Obligation of Continued Employment or Service or to Awards

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly.

19.          General Provisions

(a)           Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him, her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

(b)           Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c)           Unfunded Plan; No Effect on Other Plans:

(i)            The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)           The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)          The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(d)           Governing Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(e)           Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(f)            Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(g)           Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(h)           Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(i)            Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(j)            Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(k)           Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may (subject to any Code Section 409A considerations) at any time reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(l)            Uncertified Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

(m)          Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(n)           Stockholder Approval: The Plan, as amended and restated, is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Unless the Awards may be granted under the Plan notwithstanding this amendment and restatement, Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before the date above.  No Restricted Stock Award, however, may be granted prior to such stockholder approval unless such Award may be granted under the Plan notwithstanding this amendment and restatement.  If the stockholders do not approve this Plan, the amendment and restatement will not be effective, and the Plan, as before this amendment and restatement, will continue pursuant to its terms.

(o)           Deferrals: The Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock (or any other benefit) that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(p)           Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(q)           Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

20.          Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. Without limiting the effect of the foregoing, shares of Common Stock (or cash) subject to a Restricted Stock Unit (or other Awards, to the extent required under Code Section 409A)

shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be distributable in accordance with Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m, Eastern Time, on May 22, 2019 Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/STRM or delete QR code and control # scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STRM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q future advisory votes on executive compensation every “ONE YEAR” for Proposal 3. + 1. Election of Directors: 01 - Kenan H. Lucas For Withhold For Withhold For Withhold 02 - Jonathan R. Phillips 03 - David W. Sides 04 - Judith E. Starkey 05 - Wyche T. “Tee” Green, III For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Non-binding advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”). 3. Non-binding advisory vote on the frequency of future advisory votes on executive compensation (“say-on-pay frequency”). For Against Abstain 4. Vote to approve the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan. 5. Vote to ratify the appointment of Dixon Hughes Goodman LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019. Please sign exactly as name(s) appears above. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 8 0 2 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031WVC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5 and to hold 2019 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders to be held at 600 Peachtree Street NE, Suite 3000, Atlanta, Georgia 30308 This Proxy is solicited on behalf of the Board of Directors of the Company The undersigned hereby appoints David W. Sides and Thomas J. Gibson and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of Streamline Health Solutions, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 22, 2019 at 9:30 a.m. Eastern time, and at any adjournment thereof. The undersigned acknowledges having received from Streamline Health Solutions, Inc. prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5 and to hold future advisory votes on executive compensation every “ONE YEAR” for Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Streamline Health Solutions, Inc.